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CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement
No. 33-68090 of Lord Abbett Investment Trust on Form N-1A of our report dated January 23, 2001, appearing in the 2000 Annual Report to Shareholders of Core Fixed Income Series and Strategic Core Fixed Income Series of Lord Abbett Investment Trust and to the references to us under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.




Deloitte & Touche LLP
New York, New York
April 16, 2001